Execution Version
FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY
THIS FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY (this “Amendment”), dated as of August 3, 2023, is entered into by and between CITIBANK, N.A., a national banking association, as purchaser (together with its successors and assigns “Purchaser”) and GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty (as defined below).
WITNESSETH:
WHEREAS, GP COMMERCIAL CB LLC, a Delaware limited liability company, as seller (“Seller”), and GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company (“Swingline Subsidiary,” and together with Seller, collectively the “Seller Counterparties,” and individually the “Seller Counterparty”) and Purchaser are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 25, 2022;
WHEREAS, the Guarantor and Purchaser are parties to that certain Amended and Restated Guaranty, dated as of May 25, 2022 (as the same has been or may be further amended, modified and/or restated from time to time, the “Guaranty”);
WHEREAS, the Guarantor and Purchaser have agreed, subject to the terms and conditions hereof, that the Guaranty shall be amended as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment to Guaranty. The Guaranty is hereby amended as follows:
(a)Article V(l) of the Guaranty is hereby deleted in its entirety and replaced with the following:
(l)    Financial Covenants. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit any of the following to be breached, as determined quarterly on a consolidated basis in conformity with GAAP, as adjusted pursuant to the last sentence of this Article V(l):
(i)     Unrestricted Cash. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Unrestricted Cash to be less than the greater of: (i) Thirty Million and No/100 Dollars ($30,000,000.00), and (ii) five percent (5.0%) of Guarantor’s Recourse Indebtedness .
(ii)    Minimum Tangible Net Worth. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Tangible Net Worth to be less than the sum of (x) $816,913,000, plus (y) seventy-five percent (75%) of the aggregate net cash proceeds of any equity issuances made by Guarantor after August 3, 2023 (net of underwriting discounts and commissions and other out-of-pocket costs and expenses incurred by Guarantor and its Affiliates in connection with such equity issuance).

(iii)     Total Debt to Total Assets Ratio. Guarantor shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Indebtedness of Guarantor and its consolidated Subsidiaries associated with its Target Investments (net of restricted cash associated with any consolidated variable interest entities) and (ii) the denominator of which shall equal the Total Assets of Guarantor and its consolidated Subsidiaries associated with its Target Investments, to at any time be greater than seventy-seven and one half percent (77.5%); provided, that notwithstanding the foregoing, Guarantor and its consolidated Subsidiaries may from time to time acquire Highly Rated CMBS and enter into secured Indebtedness in connection therewith pursuant to which the ratio, expressed as a percentage, (i) the numerator of which equals the Indebtedness of Guarantor and its consolidated Subsidiaries associated with its Highly Rated CMBS (net of restricted cash associated with any consolidated variable interest entities) and (ii) the denominator of which equals the Total Assets of Guarantor and its consolidated Subsidiaries associated with its Highly Rated CMBS exceeds seventy-seven and one half percent (77.5%) but is not greater than ninety percent (90.00%), subject to the condition that at any such time, Guarantor shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Indebtedness of Guarantor and its consolidated Subsidiaries and (ii) the denominator of which shall equal the Total Assets of Guarantor and its consolidated Subsidiaries to be greater than eighty percent (80.00%).
(iv)     Minimum Interest Expense Coverage Ratio. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of Guarantor and its consolidated Subsidiaries prepared in accordance with GAAP for interest income for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of Guarantor and its consolidated Subsidiaries for such period, to be (x) from June 28, 2017, through the calendar quarter ending June 30, 2023, less than 1.50 to 1.00; (y) from the calendar quarter ending September 30, 2023, through the calendar quarter ending December 31, 2024, less than 1.30 to 1.00; and (z) at all times after the calendar quarter ending December 31, 2024, less than 1.40 to 1.00.
Notwithstanding anything to the contrary herein, all calculations of the financial covenants in this Article V(l) shall be adjusted to remove the impact of (i) CECL Reserves and (ii) consolidating any variable interest entities under the requirements of Accounting Standards Codification ("ASC") Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time.
2.Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the following:
(a)This Amendment duly executed and delivered by the Guarantor and Purchaser and acknowledged by each Seller Counterparty;
(b)Payment by the Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Purchaser, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby;

(c)Purchaser shall have received such other documents as Purchaser may reasonably request.

3.Representations and Warranties of the Guarantor. On and as of the date hereof, after giving effect to this Amendment:
(a)the Guarantor hereby represents and warrants to Purchaser that no Default, Event of Default or Margin Deficit exists, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by such party of this Amendment;
(b)no amendments have been made to the organizational documents of Guarantor or Seller Counterparties since May 25, 2022; and
(c)Guarantor hereby represents and warrants to Purchaser that all representations and warranties of Guarantor contained in the Guaranty are true and correct in all material respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date).
4.Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Guaranty are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Purchaser and agreements subordinating rights and liens to the rights and liens of Purchaser, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Purchaser, and each party subordinating any right or lien to the rights and liens of Purchaser, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
5.Binding Effect; No Partnership. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.
6.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own electronic signature, (b) accepts the electronic signature of each other party to this Amendment, and (c) agrees that such electronic signatures shall be the legal equivalent of manual signatures. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include electronic signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.
7.Further Agreements. The Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Purchaser and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Governing Law; Submission to Jurisdiction, Etc. The provisions of Articles VII(c) and VII(d) of the Guaranty are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if more fully set forth herein.

9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Transaction Documents. All references to the Guaranty in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty, as amended hereby, unless the context expressly requires otherwise.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.
Purchaser:
CITIBANK, N.A., a national banking association
By:     /s/ LINDSAY DECHIARO
    Name:    Lindsay DiChiaro
    Title:    Authorized Signatory

GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC.,
a Maryland corporation
By:     /s/ MARCIN URBASZEK
    Name:    Marcin Urbaszek
    Title:    Chief Financial Officer

ACKNOWLEDGED AND AGREED TO BY:
SELLER COUNTERPARTIES:
GP COMMERCIAL CB LLC, a Delaware limited liability company
By:     /s/ MARCIN URBASZEK
    Name:    Marcin Urbaszek
    Title:    Chief Financial Officer
GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company
By:     /s/ MARCIN URBASZEK
    Name:    Marcin Urbaszek
    Title:    Chief Financial Officer